Exhibit 99.1

AquaBounty Technologies Announces First Quarter 2025 Financial Results

HARVARD, Mass., May 15, 2025 –AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•

Net income for the quarter ended March 31, 2025 was $401 thousand compared to a net loss of $11.3 million for the quarter ended March 31, 2024.  Included in net income 2025 was a non-cash gain of $2.0 million on the forgiveness of an outstanding loan.

•

On February 11, 2025, the Company completed the sale of certain equipment originally intended for its farm in Pioneer, Ohio (“Ohio Equipment Assets”) for net proceeds of $2.3 million and recognized a net gain on the sale of $307 thousand.

•

On March 3, 2025, the Company completed the sale of its Canadian subsidiary, including the broodstock farms on Prince Edward Island, Canada (“Canadian Farms”) and the Company’s intellectual property for its genetically engineered Atlantic salmon, along with trademarks and patents (“Corporate IP”), for net proceeds of $1.9 million.

•	Cash, cash equivalents and restricted cash totaled $1.4 million as of March 31, 2025, as compared to $230 thousand as of December 31, 2024.

“As stated in our previous announcement, AquaBounty plans to continue to work with our investment banker to assess strategic alternatives for our partially constructed farm in Pioneer, Ohio (“Ohio Farm Project”) and to market and sell available Ohio Equipment Assets to generate cash,” commented David Frank, Chief Financial Officer and Interim Chief Executive Officer.  “On February 11, 2025, we completed the sale of certain Ohio Equipment Assets that had been purchased for our Ohio Farm Project for net proceeds of $2.3 million, after deducting commissions and fees.  On March 3, 2025, we completed the sale of our Canadian Farms, including the Company’s Corporate IP, for net proceeds of $1.9 million, after deducting commissions, fees and the assumption of $3.2 million in outstanding loans.  These transactions have provided us with the liquidity to continue to pursue strategic alternatives for our Ohio Farm Project.”

“We will continue to keep all stakeholders apprised of our progress” concluded Frank.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we are a pioneer in land-based aquaculture.  We have located our land-based recirculating aquaculture system farm close to key consumption markets and designed it to prevent disease and to include multiple levels of fish containment to protect wild fish populations. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the wind down of the Company’s farming operations and its ability to sell available assets. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; our ability to finance our Ohio Farm Project through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; risks related to potential strategic acquisitions, investments or mergers; risks of disease outbreaks in Atlantic salmon farming; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; security breaches, cyber-attacks and other disruptions could compromise our information, or expose us to fraud or liability, or interrupt our operations; any further write-downs of the value of our assets; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors;  any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,366,328	$230,362
Prepaid expenses and other current assets	1,207,023	292,018
Current assets held for sale	4,148,500	10,819,909
Total current assets	6,721,851	11,342,289

Property, plant and equipment, net	22,668,000	22,668,000
Right of use assets, net	44,589	51,509
Total assets	$29,434,440	$34,061,798

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$10,079,353	$10,104,853
Accrued employee compensation	960,332	977,088
Current debt	1,092,641	1,261,039
Other current liabilities	29,110	28,527
Current liabilities held for sale	287,290	3,830,041
Total current liabilities	12,448,726	16,201,548

Long-term lease obligations	15,479	22,982
Long-term debt, net	—	1,996,558
Total liabilities	12,464,205	18,221,088

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,869,361 and 3,865,778 shares outstanding at March 31, 2025 and
December 31, 2024, respectively	3,869	3,866
Additional paid-in capital	386,337,769	386,297,611
Accumulated other comprehensive loss	—	(688,229)
Accumulated deficit	(369,371,403)	(369,772,538)
Total stockholders' equity	16,970,235	15,840,710

Total liabilities and stockholders' equity	$29,434,440	$34,061,798

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2025	2024

Costs and expenses
Sales and marketing	$6,613	$63,633
Research and development	—	73,850
General and administrative	1,560,436	2,389,234
Gain on asset sales, net	(306,886)	—
Total costs and expenses	1,260,163	2,526,717

Operating loss	(1,260,163)	(2,526,717)

Other income (expense)
Interest expense	(133,650)	(181,241)
Loan forgiveness	2,008,046	—
Other expense, net	(4,469)	(2,447)
Total other income (expense)	1,869,927	(183,688)

Income (loss) from continuing operations	609,764	(2,710,405)

Loss from discontinued operations	(208,629)	(8,447,843)

Net income (loss)	$401,135	$(11,158,248)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	688,229	(116,307)

Comprehensive income (loss)	$1,089,364	$(11,274,555)

Basic and diluted net income (loss) per share
from continuing operations	$0.16	$(0.70)
from discontinued operations	(0.05)	(2.19)
Total basic and diluted net income (loss) per share	$0.10	$(2.90)

Weighted average number of common shares
- basic and diluted	3,866,733	3,849,248

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$401,135	$(11,158,248)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	—	575,544
Share-based compensation	40,161	105,155
Long-lived asset impairment	—	4,265,000
Loan forgiveness	(2,008,046)	—
Other non-cash items	—	3,390
Changes in operating assets and liabilities:
Inventory	—	1,257,290
Prepaid expenses and other assets	(518,245)	441,015
Accounts payable and accrued liabilities	(259,975)	147,831
Accrued employee compensation	(16,756)	(52,903)
Net cash used in operating activities	(2,361,726)	(4,415,926)

Investing activities
Purchases of and deposits on property, plant and equipment	—	(1,125,954)
Proceeds from asset sales	3,721,116	—
Net cash provided by (used in) investing activities	3,721,116	(1,125,954)

Financing activities
Proceeds from issuance of debt	—	117,292
Repayment of term debt	(232,194)	(184,019)
Net cash used in financing activities	(232,194)	(66,727)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,770	(2,795)
Net change in cash, cash equivalents and restricted cash	1,135,966	(5,611,402)
Cash, cash equivalents and restricted cash at beginning of period	230,362	9,203,869
Cash, cash equivalents and restricted cash at end of period	$1,366,328	$3,592,467

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$1,366,328	$2,592,467
Restricted cash	—	1,000,000
Total cash, cash equivalents and restricted cash	$1,366,328	$3,592,467

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash from continuing operations	$—	$177,851
Interest paid in cash from discontinued operations	$16,903	$27,322
Property and equipment included in accounts payable and accrued liabilities	$9,137,864	$11,453,584